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                                                                   Exhibit 99(b)
                                                                   -------------

NEWS RELEASE
                                                                        CONTACT:
AUGUST 21, 1998                                               GREGORY T. CASWELL
                                           PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                                                  DENNIS D. BYRD
                                                                       TREASURER
                                                                   (207)774-5000
FOR IMMEDIATE RELEASE
NASDAQ:FCME                                    WEBSITE: WWW.FIRSTCOASTAL.COM

       FIRST COASTAL CORPORATION ANNOUNCES SALE OF ITS OPERATIONS CENTER

     WESTBROOK, ME--- First Coastal Corporation ("First Coastal" or the "Company"), the parent company of Coastal Bank (the "Bank"), announced that the Bank has agreed to sell real estate located at 36 Thomas Drive, Westbrook, which is currently its headquarters, operations center and serves as a branch banking office, to SYSCO Foods of Northern New England. The sale price is $1.6 million and the Company's net pre-tax gain on the sale is estimated to be $540,000. The closing is expected in mid-September. As part of the transaction the Bank will lease and continue to conduct business from this location for a period of up to eighteen months, until a new location is available. As a result of the sale and lease-back arrangement, the Company's operating expenses over the eighteen month lease-back period will increase $140,000. This expense will be offset in part through the Company's investment of the cash received from the sale.

     While the future new home of the Bank has not yet been determined, the Company will remain headquartered in the Greater Portland area. Efforts are currently underway to identify and secure a main office facility that will adequately support the Bank's current operations, its overall business plan and intended growth.

     Gregory T. Caswell, President and Chief Executive Officer of First Coastal and Coastal Bank stated,"Though our present facility has served us well, the combination of our business focus and planned growth, particularly within the Greater Portland market, and the very attractive price associated with the sale, has resulted in this being a favorable transaction for the Company. The sale provides the Company with the opportunity to secure a facility that will better support its overall business plan."

     First Coastal Corporation is a Maine-based $172 million bank holding company with Coastal Bank, an FDIC insured, Maine state-chartered savings bank as its sole operating subsidiary. Coastal Bank has eight banking offices located in Brunswick (2), Freeport, Kennebunk, Portland, Saco, Topsham and Westbrook.

     This press release may include "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements with regard to the Company's expectations as to its financial results and other aspects of its business, as well as general economic conditions, may constitute forward-looking statements. Although the Company makes such statements based on assumptions which it believes to be reasonable, there can be no assurance that actual results will not differ materially from the Company's expectations. Accordingly, the Company hereby identifies the following important factors, among others, which could cause results to differ from any results which might be projected, forecasted or estimated based on such forward-looking statements:
(i) general economic and competitive conditions in the markets in which the Company operates, and the risks inherent in its operations, (ii) the Company's ability to continue to control its provision for loan losses, noninterest expense, increase earning assets and noninterest income, and maintain its margin, and (iii) the level of demand for new and existing products. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described in the forward-looking statements. The Company does not intend to update forward-looking statements. Investors are also directed to other information related to the Company in documents filed by the Company with the Securities and Exchange Commission.
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